Exhibit 99.4

PRICESMART, INC.

BENEFICIAL OWNER ELECTION FORM

FOR RIGHTS TO ACQUIRE COMMON STOCK

I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering by PriceSmart, Inc., a Delaware corporation (the “Company”), of rights (the “Rights”) to acquire shares of common stock, par value $.0001 per share (the “Common Stock”), of the Company. Each share of Common Stock held by you entitles you to one Right. Each Right entitles you to purchase 1.5 shares of Common Stock pursuant to your subscription privilege (the “Subscription Privilege”) at or prior to 5:00 p.m., New York City time, on             ,                  , 2004, at a subscription price of $7 (the “$7 Expiration Time”), or after the $7 Expiration Time and at or prior to 5:00 p.m., New York City time, on            ,                  , 2004, at a subscription price of $8, unless the rights offering is extended, pursuant to the terms and subject to the conditions set forth in the prospectus dated                  , 2004 (the “Prospectus”).

In Part I of this form, I (we) instruct you whether to exercise, sell or transfer the Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus.

PART I

BOX 1. ☐ Please do not exercise Rights for shares of Common Stock.

BOX 2. ☐ Please exercise Rights for shares of Common Stock as set forth below:

	Number of Rights	Number of Shares		Subscription Price			Payment
Subscription Privilege:	______	______	X	$	_________________	=	$____________ (Line 1)
(Shares X Price)

Total Payment Required = $                       (Equal to amount in Line 1; must equal total of amounts in Boxes 3 and 4).

BOX 3. ☐ Payment in the following amount is enclosed: $

BOX 4. ☐ Please deduct payment from the following account maintained by you as follows:

_______________________	_______________________	$	____________________________
Type of Account	Account Number		Amount to be Deducted

_______________________	________________________________________________________
Date	Signature(s)

BOX 5. ☐ Please sell                      of my Rights

BOX 6. ☐ Please have Mellon Investor Services LLC effect my specific instructions that I have attached hereto and for which I have had an Eligible Institution medallion guarantee my signature.

Signature(s):		Type or Print Name:

Signature(s):		Type or Print Name:
(If held jointly)

Officer signing this Medallion Guarantee:
(Name)

Name of Guarantor:
(Name of bank or firm)